EXHIBIT 99.1

ChinaNet Online Holdings Regain Compliance With NASDAQ Minimum Bid Price Rule

BEIJING, October 1, 2014 (GLOBE NEWSWIRE) -- ChinaNet Online Holdings, Inc. (Nasdaq:CNET) (the "ChinaNet" or "Company"), a leading B2B (business to business) Internet technology company focusing on providing online-to-offline ("O2O") sales channel expansion services for small and medium-sized enterprises ("SMEs") and entrepreneurial management and networking services for entrepreneurs in the People's Republic of China, today announced that on September 30, 2014, it received a letter from The NASDAQ Stock Market LLC (the "NASDAQ") notifying the Company that it has regained compliance with the Minimum Bid Price Rule (as defined below) for continued listing set forth in NASDAQ Listing Rule 5450(a)(1), as its common stock had achieved a closing bid price of $1.00 or more for 10 consecutive business days.

On June 11, 2014, the Company received a letter from the NASDAQ Staff stating that, the Company's common stock failed to maintain a minimum bid price of $1.00 over the previous 30 consecutive business days as required by NASDAQ Listing Rules. The Staff also notified the Company that it had been granted a grace period of 180 calendar days in which to regain compliance with respect to its bid price. In the letter dated September 30, 2014, the Staff informed the Company that it had determined that the closing bid price of the Company's common stock had been at $1.00 per share or greater for 10 consecutive business days from September 16, 2014 to September 29, 2014. Accordingly, the Company has regained compliance with NASDAQ Listing Rule 5450(a)(1) and this matter was closed.

About ChinaNet Online Holdings, Inc.

The Company, a parent company of ChinaNet Online Media Group Ltd., incorporated in the BVI ("ChinaNet"), is a leading digital B2B (business to business) Internet technology company focusing on providing online to offline (O2O) sales channel expansion service for small and medium-sized enterprises (SMEs) and entrepreneurial management and networking service for entrepreneurs in China. The Company, through certain contractual arrangements with operating companies in the PRC, provides Internet advertising and other services for Chinese SMEs via its portal websites, 28.com, Liansuo.com and Chuangye.com, TV commercials and program production via China-Net TV, and in-house LCD advertising on banking kiosks targeting Chinese banking patrons. Web address: http://www.chinanet-online.com.

Safe Harbor

This release contains certain "forward-looking statements" relating to the business of ChinaNet Online Holdings, Inc., which can be identified by the use of forward-looking terminology such as "believes," "expects," "anticipates," "estimates" or similar expressions. Such forward-looking statements involve known and unknown risks and uncertainties, including business uncertainties relating to government regulation of our industry, market demand, reliance on key personnel, future capital requirements, competition in general and other factors that may cause actual results to be materially different from those described herein as anticipated, believed, estimated or expected. Certain of these risks and uncertainties are or will be described in greater detail in our filings with the Securities and Exchange Commission. These forward-looking statements are based on ChinaNet's current expectations and beliefs concerning future developments and their potential effects on the Company. There can be no assurance that future developments affecting ChinaNet will be those anticipated by ChinaNet. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond the control of the Company) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by such forward-looking statements. ChinaNet undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

CONTACT: MZ North America
         Ted Haberfield, President
         Direct: +1-760-755-2716
         Email: thaberfield@mzgroup.us
         Web: www.mzgroup.us